Exhibit 3.2

GRAYBAR ELECTRIC COMPANY, INC.

(A New York Corporation)

_______ _______

By-Laws

_______  _______

Adopted June 12, 1970

with amendments through March 12, 2025

BY-LAWS

OF

GRAYBAR ELECTRIC COMPANY, INC.

Article I Meetings of Shareholders
Annual Meetings

.    The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as the Board of Directors shall fix by resolution.

Special Meetings

.

(A) Special meetings of the shareholders may be called at any time by the President, a Senior Vice-President or a majority of the members of the Board of Directors, and it shall be the duty of any of the foregoing officers and that of the Board of Directors to call forthwith such a meeting upon demand as prescribed by law and whenever the holders of record of one-third of the outstanding shares of the stock of the corporation entitled to vote (the “Special Meeting Request Required Shares”) shall so request in writing, and who continue to own the Special Meeting Request Required Shares at all times between such record date and the date of the applicable meeting of shareholders.  Business transacted at any special meeting of shareholders shall be limited to the purpose(s) stated in the notice for such special meeting, provided,  however, that nothing herein shall prohibit the Board of Directors from submitting matters to the shareholders at any special meeting of shareholders.

(B) Ownership Record Date.  No shareholder may submit a written request to call a special meeting (“Special Meeting Request”) unless a shareholder of record (whether acting for him, her or itself, or at the direction of a beneficial owner) has first submitted to the Secretary a written request that the Board of Directors fix a record date to determine the shareholders of record who are entitled to deliver a Special Meeting Request (such record date, the “Ownership Record Date”).  A written request to fix an Ownership Record Date must include (1) the signature of the shareholder(s) of record submitting such request and the date such request was signed, together with the identity of the beneficial owner, if any, directing such shareholder of record to submit such request and (2) the text of each business proposal desired to be submitted for shareholder approval at the special meeting. Within ten (10) days of the Secretary’s receipt of a valid request to fix the Ownership Record Date in compliance with this Section 2, the Board of Directors shall pass a resolution fixing the Ownership Record Date, which Ownership Record Date shall not be more than ten (10) days after the date of such resolution and shall not precede the date such resolution is adopted.  If an Ownership Record Date is not fixed by the Board of Directors within the required period set forth above, the Ownership Record Date shall be the close of business on the tenth (10th) day after a valid written request to fix an Ownership Record Date is received by the Secretary.  To be valid, any Special Meeting Request must be delivered to the Secretary no earlier than the applicable Ownership Record Date and no later than sixty (60) days after the applicable Ownership Record Date.

(C) Certain Beneficial Owner Requirements.  A beneficial owner who wishes to deliver a Special Meeting Request must cause the nominee or other person who serves as the shareholder of record of such beneficial owner’s stock to sign the Special Meeting Request.  If a shareholder of record is the nominee for more than one beneficial owner of stock, the shareholder of record may deliver a Special Meeting Request solely with respect to the capital stock of the corporation beneficially owned by the beneficial owners who are directing the shareholder of record to sign such Special Meeting Request.

(D) Special Meeting Request. Each Special Meeting Request shall include the following and shall be delivered to the Secretary:

(1) the signature of the shareholder(s) of record submitting such request and the date such request was signed, together with the identity of the beneficial owner, if any, directing such shareholder of record to submit such request;

(2) a brief description of the business desired to be brought before the meeting, and the text of each proposal (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the By-laws of the corporation, the text of the proposed amendment) desired to be submitted for shareholder approval at the special meeting; and

(3) as to any matter proposed to be presented at the special meeting and as to the beneficial owner, if any, directing such shareholder(s) of record to sign the written request and as to such shareholder(s) of record (unless such shareholder of record is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each shareholder of record who is not acting solely as a nominee, a “Disclosing Party”):

i. all of the information required to be disclosed pursuant to                Section 11 of these By-laws (which information, in each case, shall, if necessary, be updated and supplemented (by delivery to the Secretary)) by each Disclosing Party, (1) not later than the later of (x) ten (10) days after the record date for determining the shareholders of record entitled to notice of the special meeting (or any adjournment, recess, rescheduling or postponement thereof) (such record date, the “Meeting Record Date”) or (y) the first public announcement of the date of notice of the Meeting Record Date, to disclose the foregoing information as of the Meeting Record Date and (2) not later than the eighth (8th) day before the special meeting (or any adjournment, recess, rescheduling or postponement thereof), to disclose the foregoing information as of the date that is ten (10) days prior to the special meeting or any adjournment, recess, rescheduling or postponement thereof;

ii. with respect to each proposal to be submitted for shareholder approval at the special meeting, a statement whether or not any Disclosing Party PAGE 2 will deliver any information or communication to any holder of shares of stock of the corporation, including the holders of at least the percentage of voting power of all of the shares of stock of the corporation entitled to vote for the election of directors (“Voting Stock”);

iii. any additional information reasonably requested by the corporation to verify the Voting Stock ownership position of such Disclosing Party or otherwise in connection with such Special Meeting Request, within five (5) days of such request from the corporation; and

iv. an acknowledgment by the Disclosing Party that the Special Meeting Request shall be deemed to be revoked (and any meeting scheduled in response may be cancelled) if the Voting Stock owned by all Disclosing Parties is less than the Special Meeting Request Required Shares at any time between the date the Special Meeting Request is delivered to the Secretary and the date of the applicable special meeting or any adjournment, recess, rescheduling or postponement thereof.

(E) Certain Requirements and Limitations.  Each time a Disclosing Party’s Voting Stock ownership position decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party must notify the Corporation of his, her or its decreased Voting Stock ownership position, together with any information reasonably requested by the Board of Directors to verify such position, within ten (10) days of such decrease or as of the fifth (5th) day before the applicable special meeting (or any adjournment, recess, rescheduling or postponement thereof), whichever date is earlier.  If the Disclosing Party is a record owner of Voting Stock that has been directed by the relevant beneficial owner(s) of such Voting Stock to submit a request pursuant to this By-law, the preceding sentence shall apply only with respect to the Voting Stock owned on behalf of such requesting beneficial owner(s).  The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request pursuant to this Section 2:

(1) that does not comply with the provisions of this Section 2;
(2) that relates to an item of business that is not a proper subject for shareholder action under these By-laws or applicable law;
(3) that was made in a manner that involved a violation of an applicable rule, regulation or law; or

(4) if the first date on which a valid Special Meeting Request has been received by the Secretary from holders of the Special Meeting Request Required Shares occurs (a) during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting or (b) in the thirty (30) days following the date of any annual meeting.

(F) Revocations:
(1) A shareholder of record may revoke a request to call a special meeting at any time before the special meeting, or a request to set an Ownership Record Date at any PAGE 3 time before such Ownership Record Date has been set, by sending written notice of such revocation to the Secretary.

(2) All Special Meeting Requests shall be deemed revoked upon the first date that, after giving effect to revocation(s) and notices of ownership position decreases (including pursuant to this Section 2), the aggregate Voting Stock ownership position of all the Disclosing Parties who are listed on the unrevoked Special Meeting Requests, decreases to a number of shares of Voting Stock less than the Special Meeting Request Required Shares.

(3) The requests to set an Ownership Record Date or Special Meeting Requests of any Disclosing Party shall be deemed to be revoked if such Disclosing Party fails to comply with the provisions of this Section 2, including failing to provide the supplemental information required by Section 2(D) or by Section 2(E), in accordance with such provisions.

(4) If a deemed revocation of all Special Meeting Requests has occurred after the special meeting has been called by the Secretary, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(G) The Board of Directors may submit its own proposal(s) and/or nomination(s) for consideration at a special meeting called at the request of one or more shareholders pursuant to this Section 2.

(H) The Meeting Record Date for, and the date and time of, any special meeting shall be fixed by the Board of Directors; provided that the date of any such special meeting shall not be more than ninety (90) days after the date on which valid Special Meeting Request(s) from holders of the Special Meeting Required Shares are delivered to the Secretary.

Place of Meetings

.    Annual meetings of the shareholders shall be held at such place, within or without the State of New York, as may be fixed by the Board of Directors by resolution, or, if not so fixed, at the principal office of the corporation in the County of New York.  Except as otherwise provided by statute, special meetings of the shareholders shall be held at such place, within or without the State of New York, as shall be specified in the respective notices or waivers of notice thereof.  The Board of Directors may, in its sole discretion, determine that the annual meeting be held solely by means of electronic communication, the platform or service of which shall be the place of the meeting. If the annual meeting is to be held at a physical location, the Board of Directors may, in its discretion, authorize shareholders not physically present to participate and/or vote in the proceedings of such meeting by means of electronic communication.

Notice of Meetings

.    Except as otherwise provided by statute, notice of each meeting of the shareholders, whether annual or special, shall be in writing and signed by the President or a Senior Vice-President or the Secretary or an Assistant Secretary and shall state the place, date and hour thereof.  Such notice in the case of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting.  A copy of the notice of every annual and special meeting of shareholders shall be served, either personally,  by mail or by electronic transmission, upon each shareholder of record entitled to vote thereat and upon any shareholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten (10) nor more than sixty (60) days before the meeting.  If mailed, such notice shall be deemed given when deposited in the United States Mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.  If at any meeting, annual or special, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of law to receive payment for their shares, the notice of the meeting shall include a statement of that purpose and to that effect.  Nevertheless, notice of any meeting need not be given to any shareholder who in person or by attorney thereunto duly authorized, shall waive notice of such meeting, in writing or by telegraph, either before or after such meeting.  The attendance of any shareholder at a meeting, in person, or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.  Notice of any adjourned meeting of shareholders need not be given if the time and place of such adjourned meeting are announced at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

Quorum

.    Except as otherwise provided by law, at all meetings of shareholders there shall be present, in person or by proxy, shareholders of record of a majority of the shares entitled to vote at such meetings in order to constitute a quorum, but less than a quorum shall have the power to adjourn any meeting.  If no shareholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting may adjourn the meeting from time to time for a period not exceeding twenty (20) days in any one case.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been there present.  When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

Inspectors of Voting

.    The Board of Directors, in advance of any shareholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors.  In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.  Inspectors, none of whom shall be an officer, director or a candidate for the office of director, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall determine and report to the meeting as to the results of all voting (by ballot or otherwise) on all matters submitted to a vote at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

Voting

.    At each meeting of shareholders every shareholder of record of stock entitled to vote shall be entitled to one vote for every share of such stock outstanding in his name on the record of shareholders and all questions, except as otherwise provided by statute, or by the

Certificate of Incorporation of this corporation, or by these By-laws, shall be determined by a majority of the votes so cast.  Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.  Any shareholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder or by his duly authorized attorney.  No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.  Such instrument shall be exhibited to the Secretary and the Inspectors of Voting at the meeting and shall be filed with the records of the corporation.

List of Shareholders

.    A  list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.  If the right to vote at any meeting is challenged, the inspectors of voting, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

Section 1. Conduct of Meetings.  The Board of Directors shall, in its sole discretion, be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing (a) an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies and such other persons as the chair shall permit, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot and (f) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting.  Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2. Order of Business.

(A) Annual Meetings of Shareholders.  At any annual meeting of the shareholders, only such nominations of individuals for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations to be properly made at an annual meeting, and for other business to be properly brought before an annual meeting, such nominations and other business must be:  (a) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise made at the annual meeting by or at the direction of the Board of Directors; or (c) otherwise properly requested to be brought before the annual meeting by a shareholder of the corporation in accordance with Section 10 and Section 11 of these By-laws.  For nominations of individuals for election to the Board of Directors or other business to be properly requested by a shareholder to be made at or brought before an annual meeting pursuant to clause (c) above, a shareholder must:  (i) be a shareholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors, on the record date for determination of shareholders entitled to vote at such meeting, and at the time of the annual meeting; (ii) be entitled to vote at such annual meeting; and (iii) comply with the procedures set forth in these By-laws as to such nomination or other business.  Clause (c) of this Section 10(A) shall be the exclusive means for a shareholder to make nominations for a shareholder to bring other business before an annual meeting of shareholders.

(I) Special Meetings of Shareholders.  At any special meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the meeting.  To be properly brought before a special meeting, such business must be:  (a) specified in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise brought before the special meeting by or at the direction of the Board of Directors; or (c) otherwise properly requested to be brought before the special meeting by a shareholder of the corporation in accordance with Section 2 of these By-laws; provided,  however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to shareholders at any such special meeting.

Nominations of individuals for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting:  (a) by or at the direction of the Board of Directors; or (b) by any shareholder of the Corporation who:  (i) is a shareholder of record at the time of giving of notice of such special meeting, on the record date for determination of shareholders entitled to vote at such meeting, and at the time of the special meeting; (ii) is entitled to vote at the meeting; and (iii) complies with the procedures set forth in these By-laws as to such nomination (including, but not limited to, the requirement in Article II,  Section 1 hereunder that each director be an employee of the corporation (or one of its wholly owned subsidiaries)).  This Section 10 shall be the exclusive means for a shareholder to make nominations before a special meeting of shareholders.

(J) General.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chair of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these By-laws and, if any proposed nomination or other business is not in compliance with these By-laws, to declare that no action shall be taken on such nomination or other business and such nomination or other business shall be disregarded.

Section 3. Advance Notice of Shareholder Business and Nominations.

(A) Annual Meeting of Shareholders.  Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 10 of these By-laws, the shareholder must have given timely notice thereof in writing to the Secretary in proper form, and in accordance with this Section 11.

To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall any adjournment, recess, rescheduling or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.  For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-laws.

(K) Special Meetings of Shareholders.  Without qualification or limitation, for any business to be properly requested to be brought before a special meeting by a shareholder pursuant to Section 10(B) of these By-laws, the shareholder must have given timely notice thereof in writing to the Secretary in proper form and in accordance with this Section 11, and such business must otherwise be a proper matter for shareholder action.

In the event a special meeting of shareholders is called pursuant to Section 2, a purpose of which is the election of one or more directors to the Board of Directors, any shareholder may nominate an individual or individuals for election to such position(s) as specified in the Corporation’s notice of meeting; provided that the shareholder gives timely notice thereof;  provided,  further, that such nomination complies with these By-Laws, (including, but not limited to, the requirement in Article II,  Section 1 hereunder that each director be a full-time employee of the corporation (or one of its wholly owned subsidiaries)). To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and if applicable, of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment, recess, rescheduling or postponement of a special meeting of shareholders, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.  For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-laws.

(L) Disclosure Requirements. To be in proper form, a shareholder’s notice pursuant to these By-Laws must include the following, as applicable:

(1) As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or business is brought, as applicable, a shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the corporation’s books, of such beneficial owner, if any, and any persons that are acting in concert therewith; (ii) a representation that the shareholder giving the notice is a holder of record of Voting Stock entitled to vote at such meeting, will continue to be a shareholder of record of Voting Stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to make such nomination or to propose such business; (iii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned of record and owned beneficially by such shareholder, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any security of the corporation or with a value derived, in whole or in part, from the value of any security of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith has or pursuant to any proxy, contract, understanding or relationship may acquire any right to vote any security of the corporation, (sub-clauses (A) through (C) above of this Section 11(C)(1)(iii) shall be referred to, collectively, as the “Ownership Information”); (iv) if any such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, intends to engage in a solicitation with respect to a nomination or other business pursuant to this Section 11, a statement disclosing the name of each participant in such solicitation; and (v)  the names and addresses of other shareholders (including beneficial owners) known by any such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, to financially or otherwise materially support (it being understood, for example, that statement of an intent to vote for, or delivery of a revocable proxy to such proponent, does not require disclosure under this section, but solicitation of other shareholders by such supporting shareholder would require disclosure under this section) such nomination(s) or  proposal(s), and to the extent known the class and number of all shares of the corporation’s capital stock owned beneficially or of record by, and any other information contemplated by clause (iii) of this Section 11(C)(1) with respect to, such other shareholder(s) or other beneficial owner(s);

(2) If the notice includes any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in Section 11(C)(1), also set forth:  (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business; (ii) the text of the business proposal (including the text of any resolutions proposed for consideration and, in the event that such proposal includes a proposal to amend the By-laws of the corporation, the text of the proposed amendment); and (iii) a description of all agreements, arrangements and understandings between such shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the business proposal by such shareholder;

(3) As to each individual, if any, whom the shareholder proposes to nominate PAGE 9 for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in Section 11(C)(1), also set forth:  (i) the name, age, business and residence address of such person; (ii) the principal occupation or employment of such person (present and for the past five (5) years); (iii) written confirmation that such individual is an employee of the corporation (or one of its wholly owned subsidiaries) and specifying such position(s);  and (iv) an acknowledgment and agreement by the shareholder giving the notice that such nomination will be automatically withdrawn and revoked, if any information required under these By-laws are not given or shall become untrue (including, but not limited to, the requirement in Article II,  Section 1 hereunder that each director be a full-time employee of the corporation (or one of its wholly owned subsidiaries));

(4) In addition, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the shareholders of record entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) and as of the date that is ten (10) days prior to the meeting (or any adjournment, recess, rescheduling or postponement thereof), and such update and supplement shall be delivered to the Secretary at the principal executive offices of the corporation not later than (a) the later of (i) ten (10) days after the record date for determining the shareholders of record entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) or (ii) the first public announcement of the date of notice of such record date in the case of the update and supplement required to be made as of the record date, and (b) not later than eight (8) days prior to the date for the meeting (or any adjournment, recess, rescheduling or postponement thereof) in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof.  The obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or under any other provision of these By-laws or enable or be deemed to permit a shareholder who has previously submitted notice hereunder or under any other provision of these By-laws to amend or update any nomination or business proposal or to submit any new nomination or business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders.

(M) Only persons who are nominated by shareholders in accordance with the procedures set forth in Section 10 and Section 11 shall be eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 10 and Section 11, as applicable.  The procedures set forth in Section 10 and Section 11 for nomination for the election of directors by shareholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board of Directors or any committee thereof.

(N) Notwithstanding anything to the contrary in these By-laws, if the shareholder giving the notice (or a qualified representative thereof) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(O) Except as otherwise provided by law, the Board of Directors or the chair of the meeting shall have the power (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 10 and Section 11 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or business proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or business proposal in compliance with such shareholder’s representation as required by these By-laws) and (b) if any proposed nomination or business was not made or proposed in compliance with these By-laws, or if any of the information provided to the corporation pursuant to these By-laws was inaccurate, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

ARTICLE II

Board of Directors

General Power and Qualifications

.    Except as otherwise provided by law or by the Certificate of Incorporation or any amendment thereto, the business of the corporation shall be managed by the Board of Directors, which may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper.  The Board of Directors may have one or more offices and keep the books, records and minutes of the corporation, except such records as are required to be kept in the State of New York, at such places as it may from time to time determine.  Any of such records may be in written form or in any other form capable of being converted into written form within a reasonable time.  In addition to the powers and authority expressly conferred upon it by these by-laws, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are allowed by the Certificate of Incorporation or by law.  Each director shall be a full-time employee of the corporation (or one of its wholly owned subsidiaries).  Each director shall be at least twenty-one years of age and shall not exceed sixty-five years of age, subject to the next sentence of this Section 1.  Each employee of the corporation (or one of its wholly owned subsidiaries) serving as a director of the corporation who elects to take early retirement or who for any other reason is no longer an officer of the corporation (or such subsidiary) shall retire from the Board of Directors as of the date he or she ceases to be an officer and a regular employee (as determined under the corporation’s standard personnel policies), unless the Chairman of the Board recommends and the Board approves his or her continued service as a director.  Notwithstanding the foregoing, no person shall be qualified or eligible to serve, be elected or reelected, or be appointed or reappointed as a director at any time following the last day of the calendar month in which such person attains seventy years of age, and any such person shall tender his or her resignation, effective on the first day of the calendar month immediately following such birthday month; provided,  however, that the Board of Directors may waive such requirement by Board action (excluding the affected director, nominee or appointee), and further provided that any such waiver shall be effective only until the next annual meeting or earlier attempted appointment or reappointment of such person.

Number and Term of Office

.    The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the directors then in office.    The directors shall be elected by a plurality of the votes cast at the annual meeting of shareholders in each year to hold office until the next annual meeting and until their successors shall have been elected and qualified, except in the event of death, resignation, removal or the earlier termination of their respective terms of office.

Notices, Time and Place of Meetings

.    The annual meeting of the Board of Directors shall be held, without other notice than this By-law, promptly after the annual meeting of shareholders, at the place where such annual meeting of shareholders was held, or at such other time and place, within or without the State of New York, as the Board of Directors may fix by resolution.  Special meetings of the Board of Directors may be called by the Chairman of the Board, President or a Senior Vice-President.  Notices of such meetings shall be given as hereinafter provided in this Section  3 of Article II and shall be held at such place, within or without the State of New York, as may be specified in the respective notices or waivers of notice thereof.

Notice of the time, place and purpose of any special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or shall be given to him at such place by telephone or electronic means (as defined below), or delivered personally not later than the day before the day on which the meeting is to be held.  Notice of any special meeting need not be given to any director if waived by him in writing (which may be by electronic means), either before or after such meeting.  At any meeting at which every member of the Board of Directors shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

Quorum and Manner of Acting

.    One-third of the entire Board of Directors shall constitute a quorum for the transaction of business and, except as otherwise provided by law, by the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn the meeting from time to time until a quorum be present, and notice of any adjourned meeting need not be given.

Section 1. Director Resignations.  If at any time while serving as a director, such person ceases to be a full-time employee of the corporation, such person shall immediately tender his resignation, effective immediately;  provided,  however, that the Board of Directors may waive such requirement by Board action, and further provided that any such waiver shall be effective only until the next election, reelection, appointment, reappointment or qualification of such person.

Section 2. Removal of Directors.    Any director may be removed from office, either with or without cause, at any time by vote of the holders of a majority of the outstanding shares of stock, given at any special meeting of the shareholders called for the purpose.  Any vacancy so created may be filled by a plurality of the votes of the shareholders given at such meeting.  In case any vacancy so created shall not be so filled by the shareholders at such meeting, such vacancy may be filled by the directors as provided in Section 6 of this Article II.

Vacancies

.    Vacancies in the Board of Directors however resulting may be filled only by vote of a majority of the directors then in office, although less than a quorum may exist, at any special meeting called for that purpose or at any regular meeting of the Board of Directors.  A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

Executive Committee

.    The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may designate from among its members an executive committee consisting of not less than three directors nor more than eight directors, of whom the President shall be one, which shall have the power to exercise, during the interval between meetings of the Board of Directors, all the authority of the Board of Directors except that such committee shall not have authority as to (a) the submission to shareholders of any action that needs shareholders’ authorization or approval under law, (b) the filling of vacancies in the Board of Directors or in such committee, (c) the fixing of compensation of the directors for serving on the Board of Directors or on such committee, (d) the amendment or repeal of the By-Laws, or the adoption of new by-laws or (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable or the taking of any action as may be proscribed by such resolution of the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of such committee.  Such committee and the members thereof shall serve at the pleasure of the Board of Directors.  At all meetings of the executive committee the presence of members constituting a majority of the membership of the entire executive committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee.  Such committee may adopt its own rules of procedure, may meet at stated times or on such notice as such committee may determine, and shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Other Committees of Directors

.    The Board of Directors, by resolution or resolutions passed by a majority of the entire Board of Directors, may designate one or more committees, in addition to the Executive Committee, each committee to consist of two or more of the directors of the corporation.

Vacancies in membership of any such committee shall be filled by the vote of a majority of the entire Board of Directors.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  Members of any such committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the entire Board of Directors, subject, however, to removal at any time by the vote of the Board of Directors.

Except as otherwise provided by law, any such committee, to the extent provided in the resolution or resolutions creating such committee, shall have all the authority of the Board of Directors except that no such committee shall have authority as to the following matters:  (a) the submission to shareholders of any action that needs shareholders’ approval; (b) the filling of vacancies on the Board of Directors or on any committee; (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee; (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws; and (e) the amendment or repeal of any resolution of the Board of Directors that by its terms shall not be so amendable or repealable.

Each such committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine.  Except as otherwise permitted by these By-Laws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Action Without a Meeting

.    Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing (which may be by electronic means) to the adoption of a resolution authorizing the action.  The resolution and written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

Telephonic Meetings

.    Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

Electronic Means

.    As used in these By-Laws, “electronic means” shall include email, telecopier, or any other form of electronic transmission that identifies the director and clearly identifies his or her intent with respect to a given action.

Article III Officers
Number

.    The principal officers of the corporation shall be elected by the Board of Directors and shall include a President, one or more Senior Vice-Presidents, one or more Vice-Presidents, a Secretary, a Treasurer and a Controller, and, at the discretion of the Board of Directors, may include a Chairman of the Board.  Any two or more offices may be held by the same person except the offices of President and Secretary.  The Executive Committee shall not have the right to elect a Chairman of the Board.

Election, Term of Office and Qualifications

.    Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article III, shall be elected or appointed by the Board of Directors at its annual meeting, but in the event of the failure of the Board of Directors so to elect any officer, such officer may be elected at any subsequent meeting of the Board.  The Chairman of the Board may be elected at any meeting of the Board if the office is vacant or being created.  Each officer shall hold office until the annual meeting of the Board of Directors next after his or her election and until his or her successor has been duly elected or appointed and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.  The Chairman of the Board and the President shall be and remain a director, but no other officer need be a director.  No person shall be qualified or eligible to serve, be elected or reelected, or be appointed or reappointed as such an officer at any time such person is not a regular employee of the corporation (or one of its wholly owned subsidiaries) (as determined under the corporation’s standard personnel policies) following the last day of the calendar month in which such person attains seventy years of age, and any such person shall tender his or her resignation, effective on the first day of the calendar month immediately following such birthday month; provided,  however, that the Board of Directors may waive such requirement by Board action (excluding the affected individual, in the event that the officer is also a director), and further provided that any such waiver shall be effective only until the next election, reelection, appointment, reappointment or qualification of such person.

Subordinate Officers and Agents

.    The Board of Directors from time to time may appoint other officers or agents, including one or more additional Senior Vice-Presidents, one or more additional Vice-Presidents, one or more Assistant Vice-Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and one or more Assistant Controllers, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors from time to time may determine; provided that the qualification and eligibility requirements of the elected officers set forth in the last sentence of Section 2 of this Article III also shall apply to officers appointed in accordance with this Section 3.  The Board of Directors may delegate to any officer or agent the power to appoint any subordinate officer or agent and to prescribe his respective authority and duties.

Removal

.    The officers specifically designated in Section 1 of this Article III may be removed, either with or without cause, by the vote of a majority of the entire Board of Directors at a special meeting of the Board of Directors called for the purpose.  The officers appointed in accordance with the provisions of Section 3 of this Article III may be removed, either with or without cause, by the Board of Directors, by a majority vote of the directors present at any meeting, or by any officer or agent upon whom such power of removal may be conferred by the Board of Directors.

Vacancies

.    A vacancy in any office because of death, resignation, removal or disqualification, or any other cause, may be filled for the unexpired portion of the term in the manner prescribed by these By-Laws for regular appointments or elections to such offices.

Chairman of the Board

.    The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors at which he or she is present and shall perform such other duties and have such other authority as from time to time may be assigned to him or her by the Board of Directors.

President

.    The President shall be the chief executive officer of the corporation and, subject to the instructions of the Board of Directors, shall have general charge of the business, affairs and property of the corporation and control over its other officers, agents and employees.  In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Board of Directors at which he or she may be present.  The President shall do and perform such other duties and have such other authority as from time to time may be assigned by the Board of Directors.

Senior Vice-Presidents and Vice-Presidents

.    The Senior Vice-Presidents and Vice-Presidents shall perform such duties, including those of the President, as may be assigned them by the President or Board of Directors from time to time, and, during absence or disability of the President, his full powers shall devolve upon such Senior Vice-President or Vice-President as the President may designate (or in the absence of such designation, as the Board of Directors may designate).

Secretary

.    The Secretary shall keep the minutes of the meetings of shareholders and the Board of Directors and shall see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law.  He shall be custodian of the records, books, reports, statements, certificates and other documents of the corporation and of the seal of the corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents requiring such seal.  In general, he shall perform all duties and possess all authority incident to the office of Secretary, and he shall perform such other duties and have such other authority as from time to time may be assigned to him by the Board of Directors.

Assistant Secretary

.    The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall, in the absence of the Secretary, perform all the duties of that officer and at all times shall perform such duties as may be assigned to him or to them by the President or Secretary.

Treasurer

.    The Treasurer shall have supervision over the funds, securities, receipts and disbursements of the corporation.  He shall in general perform all duties and have authority incident to the office of Treasurer and shall perform such other duties and have such other authority as from time to time may be assigned or granted to him by the Board of Directors.

He may be required to give a bond for the faithful performance of his duties in such form and amount as the Board of Directors may determine.

Assistant Treasurer

.    The Assistant Treasurer, or if there be more than one, the Assistant Treasurers, shall, in the absence of the Treasurer, perform all the duties of that officer and at all times shall perform such duties as may be assigned to him or to them by the President or Treasurer.  Each Assistant Treasurer may be required to give a bond for the faithful performance of his duties in such form and amount as the Board of Directors may determine.

Controller

.    The Controller shall have custody and charge of all books of account, except those required by the Secretary or the Treasurer in keeping record of the work of their offices, and shall have supervision over such subsidiary accounting records as may be kept in departmental offices.  He shall have access to all books of account, including the Treasurer’s records and the stock books, for purposes of audit and for obtaining information necessary to verify or complete the records of his office.  The Controller shall perform such other duties as may be required by the Board of Directors or the President.

Assistant Controller

.    The Assistant Controller, or if there be more than one, the Assistant Controllers, shall, in the absence of the Controller, perform all the duties of that officer and at all times shall perform such duties as may be assigned to him or to them by the President or Controller.

Article IV Contracts, Loans, Deposits, Checks, Drafts, Etc.
Contracts

.    Except as otherwise provided in these By-Laws, the Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

Loans

.    No loans shall be contracted on behalf of the corporation and no negotiable papers shall be issued in its name, unless and except as authorized by the Board of Directors.  Any officer or agent of the corporation thereunto so authorized may effect loans or advances for the corporation and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation.  When authorized as aforesaid, such officer may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the corporation any and all stocks, bonds, other securities and other personal property at any time held by the corporation, and to that end may endorse, assign and deliver the same, and do every act and thing necessary or proper in connection therewith.  Such authority may be general or confined to specific instances.

Deposits

.    All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may from time to time be delegated by the Board of Directors.

Checks

.    Checks drawn on the funds of the corporation shall be paid out only when signed by one of the following:  Chief Financial Officer, Treasurer or Assistant Treasurer.

The Chief Financial Officer, Treasurer or Assistant Treasurer shall have power to endorse checks, drafts, warrants and notes for deposit to the credit of the corporation and to give receipts on behalf of the corporation.

All notes or other evidences of indebtedness shall be signed by the President, a Senior Vice President or a Vice-President, and by any one of the following:  Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or in such other manner as the Board of Directors from time to time may determine.

Proxies

.    Any shares of stock in any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of shareholders of such corporation by any person or persons thereunto authorized by the Board of Directors or, if no one be so authorized, by the President, a Senior Vice-President or a Vice-President or by any proxy appointed in writing by the President, a Senior Vice-President or any Vice-President.

Article V Shares of Stock and Their Transfer
Stock Issuance

.    The shares of the corporation may be represented by certificates or shall be uncertificated; provided, however, that after March 12, 2015, all shares of the corporation shall be uncertificated upon issuance.  The issuance of shares in uncertificated form shall not affect outstanding shares already represented by a certificate until the certificate is surrendered to the corporation.  Except as otherwise expressly provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Certificates for shares of stock of the corporation shall be in such form as shall be approved by the Board of Directors.  They shall be signed by the President, a Senior Vice-President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the corporation.  Such seal may be facsimile, engraved or printed.  If any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signature of any such President, Senior Vice-President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and the seal of the corporation upon certificate may be facsimile, engraved or printed.

Within a reasonable time after the issuance or transfer of uncertificated shares, as long as the same is required by the laws of the State of New York, the corporation shall send to the registered owner thereof a written notice stating that a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and of certain other information required to be set forth in or stated on certificates for stock by the laws of the State of New York will be furnished to such registered owner upon request and without charge.

Transfers of Stock

.    A stock record shall be kept containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places of residence, the number of shares of stock held by them, respectively, the time when they respectively became the owners thereof, whether such shares are certificated or uncertificated and the amount paid thereon.  Subject to the provisions of the Certificate of Incorporation, transfers of the shares of stock of the corporation shall be made on the books of the corporation (a) if the shares are certificated, upon presentation and surrender of the certificate or certificates at the executive offices of the corporation duly endorsed by the registered holder or his or her attorney-in-fact duly authorized by a power of attorney duly executed and filed with the Secretary of the corporation or accompanied by a written instrument of transfer, in form satisfactory to the corporation, duly executed by the registered owner or his or her attorney-in-fact or (b) in the case of uncertificated shares, upon receipt of a written instrument of transfer, in form satisfactory to the corporation, duly executed by the registered owner or his or her attorney-in-fact duly authorized by a power of attorney duly executed and filed with the Secretary of the corporation.  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder and owner thereof and shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of New York.

Lost or Destroyed Certificates

.    The holder of any stock of the corporation represented by certificates shall immediately notify the corporation of any loss, destruction, theft or mutilation of the certificate representing such stock and the corporation may, upon request to the Secretary of the corporation, issue uncertificated shares in the place of such certificate theretofore issued by it alleged to have been lost, destroyed, stolen or mutilated.  The Board of Directors in its discretion may require the owner of the certificate alleged to have been lost, destroyed, stolen or mutilated, or his legal representatives, to give the corporation and its transfer agent and its registrar of transfers if any, before the issuance of such uncertificated shares, a bond of indemnity in such sum and in such form and with such surety or sureties as the Board of Directors may direct.

Regulations

.    The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of shares of stock of the corporation and may appoint transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

Fixing of Record Date

.    The Board of Directors may at any time fix a record date not more than sixty (60) nor less than ten (10) days prior to (a) the date of any meeting of shareholders or (b) the last day on which shareholders are entitled to express consent to or dissent from any proposal without a meeting, as the date as of which shareholders entitled to notice of or to vote at such a meeting, or whose consent or dissent is required or may be expressed, for any purpose, as the case may be, shall be determined, and, except as otherwise provided by law, all persons who were the holders of record of voting shares at such date and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be.  The Board of Directors may at any time fix a record date not exceeding sixty (60) days prior to the date fixed for the payment of any dividend or the making of any distribution or for the delivery or allotment of evidences of rights or evidences of interest arising out of any change, conversion, or exchange of capital shares, as the date for the determination of the shareholders entitled to receive any such dividend, distribution, rights or interest, and in any such case only shareholders of record at the date so fixed shall be entitled to receive such dividend, distribution, rights or interest.

Article VI Miscellaneous
Corporate Seal

.    The corporate seal shall be in such form as shall be approved from time to time by the Board of Directors.

Fiscal Year

.    The fiscal year of the corporation shall end on the 31st day of December in each year.

Section 1. Dividends.  The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Article VII Amendments
By the Shareholders

.    These By-Laws may be amended, added to, altered or repealed, or new by-laws may be adopted, at any meeting of shareholders of the corporation by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors present and voting at such meeting, provided, in the case of a special meeting, notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of said meeting.

By the Directors

.    Except as otherwise provided by law or these By-Laws, these By-Laws may be amended, added to, altered or repealed, or new by-laws may be adopted, at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors then in office, but any by-law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon.  If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

Article VIII Indemnification

To the fullest extent authorized by law, the corporation may indemnify and maintain insurance, at its expense, to protect itself and any person who shall at any time be made, or threatened to be made, a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or his intestate is or was (a)(i) a director or officer of the corporation or (ii) corporate personnel other than a director or officer who served on a subcommittee of the Board of Directors of the corporation or (b) a director or officer of the corporation or corporate personnel other than a director or officer who served another corporation (including any subsidiaries of the corporation) in any capacity at the request of the corporation.

Article IX Exclusive Forum

Unless the corporation consents in writing to the selection of an alternative forum, the federal courts in the Southern District of New York, or if those courts are unavailable, the courts of the State of New York sitting in New York County, New York, shall be the sole and exclusive forum for (i) any derivative action or derivative proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation arising pursuant to any provision of the laws of the State of New York or the corporation’s certificate of incorporation or by-laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director, officer or other employee of the corporation governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article IX.